As filed with the Securities and Exchange Commission on December 20, 2002
Registration No. 333-

SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM S-8
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

SONIC AUTOMOTIVE, INC.
(Exact name of Registrant as specified in its Charter)

Delaware	56-2010790
(State or other Jurisdiction of Incorporation or Organization)	(I.R.S. Employer Identification No.)

5401 East Independence Blvd. Charlotte, North Carolina P.O. Box 18747 (Address of principal executive offices)	28212 (Zip Code)

Sonic Automotive, Inc. Employee Stock Purchase Plan
Amended and Restated as of May 8, 2002
(Full title of the Plan)

Stephen K. Coss, Esq.
Vice President and General Counsel
Sonic Automotive, Inc.
5401 E. Independence Blvd.
P.O. Box 18747
Charlotte, North Carolina 28212-5401
(Name and Address of Agent for Service)

(704) 532-3320
(Telephone Number, Including Area Code, of Agent for Service)

Copy to:

Brian T. Atkinson, Esq.
Thomas H. O’Donnell, Jr., Esq.
Moore & Van Allen, PLLC
100 North Tryon
Street, Suite 47
Charlotte, North Carolina 28202-4003
(704) 331-1000

CALCULATION OF REGISTRATION FEE

Title of Securities to be Registered	Amount to be Registered	Proposed Maximum Offering Price Per Share(1)	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee

Class A Common Stock	1,200,000 shares	$14.62	$17,544,000	$1,620

(1)
Estimated in accordance with Rules 457(h)(1) and 457(c) under the Securities Act of 1933, as amended (the “Securities Act”), solely for the purpose of calculating the registration fee, based upon the average of the highest and lowest prices of the Registrant’s Class A common stock reported on December 17, 2002, which prices were $14.99 and $14.25, respectively.

This Registration Statement covers the registration of additional securities relating to an employee benefit plan for which Registration Statements on Form S-8 (Registration Nos. 333-46274, 333-81059, 333-69907 and 333-49113) were filed by the Registrant with the Securities and Exchange Commission on June 5, 2000, June 8, 1999, December 3, 1998 and April 1, 1998, respectively. The contents of the June 5, 2000, June 8, 1999, December 3, 1998 and April 1, 1998 registration statements, including any amendments thereto, are incorporated herein by reference.

EXPLANATORY NOTE

This Registration Statement covers 1,200,000 shares of Class A common stock, par value $.01 per share (the “Common Stock”), of Sonic Automotive, Inc. (the “Company” or the “Registrant”) reserved for issuance under the Company’s Employee Stock Purchase Plan (the “Employee Plan”). Pursuant to Rule 428 promulgated under the Securities Act, the Company intends to deliver a prospectus meeting the requirements of Part I of Form S-8 to all participants in the Employee Plan.

PART I

INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

Item 1. Plan Information.

The documents containing the information specified in Item 1 will be sent or given to employees, directors or others as specified by Rule 428(b). In accordance with the rules and regulations of the Securities and Exchange Commission (the “Commission”) and the instructions to Registration Statement on Form S-8, these documents are not being filed with the Commission either as part of this Registration Statement or as a prospectus pursuant to Rule 424.

Item 2. Registrant Information and Employee Plan Annual Information.

The documents containing the information specified in Item 2 will be sent or given to employees, directors or others as specified by Rule 428(b). In accordance with the rules and regulations of the Commission and the instructions to Registration Statement on Form S-8, such documents are not being filed with the Commission either as part of this Registration Statement or as a prospectus pursuant to Rule 424.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3. Incorporation of Documents by Reference

Except as indicated below, the following documents filed by us with the Commission are incorporated herein by reference:

(a) Our Registration Statements on Form S-8, Commission File Numbers 333-46274 (Employee Plan Amended and Restated as of June 5, 2000), 333-81059 (Employee Plan Amended and Restated as of June 8, 1999), 333-69907 (Employee Plan Amended and Restated as of December 3, 1998) and 333-49113 (Employee Plan as of April 1, 1998), including exhibits thereto, are hereby incorporated by reference into this Registration Statement, except as the same may be modified by the information set forth herein.

(b) Our Current Report on Form 8-K filed January 15, 2002 (File No. 1-13395);

(c) Our Current Report on Form 8-K filed April 15, 2002 (File No. 1-13395);

(d) Our Current Report on Form 8-K filed May 3, 2002 (File No. 1-13395);

(e) Our Amended Current Report on Form 8-K/A filed May 6, 2002 (File No. 1-13395);

(f) Our Amended Current Report on Form 8-K/A filed June 13, 2002 (File No. 1-13395);

(g) Our Current Report on Form 8-K dated August 14, 2002 (File No. 1-13395)*;

(h) Our Current Report on Form 8-K filed November 14, 2002 (File No. 1-13395);

(i) Our Current Report on Form 8-K dated December 17, 2002 (File No. 1-13395)*;

(j) Our Annual Report on Form 10-K for the fiscal year ended December 31, 2001 (File No. 1-13395);

(k)	Our Quarterly Report on Form 10-Q for the fiscal quarter ended March 31, 2002 (File No. 1-13395);

(l)	Our Quarterly Report on Form 10-Q for the fiscal quarter ended June 30, 2002 (File No. 1-13395);

(m)	Our Quarterly Report on Form 10-Q for the fiscal quarter ended September 30, 2002 (File No. 1-13395); and

(n)
The description of our Class A common stock contained in its Registration Statement on Form 8-A, as amended, filed with the Commission pursuant to the Exchange Act, including all amendments and reports updating such description (File No. 1-13395).

* The information in this Current Report on Form 8-K was furnished to the Commission under Item 9 of Form 8-K. The information in this report is not deemed to be “filed” for purposes of the Exchange Act. We are not incorporating this information into this registration statement and will not incorporate it by reference into any prospectus, registration statement or any of our other filings with the Commission under the Securities Act of 1933, as amended, or the Exchange Act.

In addition, all documents subsequently filed by us pursuant to Sections 13(a), 13(c) or 15(d) of the Exchange Act (other than those which furnish information pursuant to Regulation F-D), prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference into this prospectus and to be a part hereof from the date of filing of such documents.

Any statement contained herein or in a document, all or a portion of which is incorporated or deemed to be incorporated by reference herein, shall be deemed to be modified or superseded for purposes of this registration statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or amended, to constitute a part of this registration statement.

Item 4. Description of Securities.

Not applicable.

Item 5. Interest of Named Experts and Counsel.

Not applicable.

Item 6. Indemnification of Directors and Officers.

Our Bylaws effectively provide that we shall, to the full extent permitted by Section 145 of the General Corporation Law of the State of Delaware, as amended from time to time (“Section 145”), indemnify all persons whom it may indemnify pursuant thereto. In addition, our Certificate of Incorporation eliminates personal liability of our directors to the full extent permitted by Section 102(b)(7) of the General Corporation Law of the State of Delaware, as amended from time to time (“Section 102(b)(7)”).

Section 145 permits a corporation to indemnify its directors and officers against expenses (including attorney’s fees), judgments, fines and amounts paid in settlements actually and reasonably incurred by them in connection with any action, suit or proceeding brought by a third party if the directors or officers acted in good faith and in a manner they reasonably believed to be in, or not opposed to, the best interests of the corporation and, with respect to any criminal action or proceeding, had no reason to believe their conduct was unlawful. In a derivative

2

action, indemnification may be made only for expenses actually and reasonably incurred by directors and officers in connection with the defense or settlement of an action or suit and only with respect to a matter as to which they shall have acted in good faith and in a manner they reasonably believed to be in or not opposed to the best interests of the corporation, except that no indemnification shall be made if such person shall have been adjudged liable to the corporation, unless and only to the extent that the court in which the action or suit was brought shall determine upon application that the defendant officers or directors are reasonably entitled to indemnity for such expenses despite such adjudication of liability.

Section 102(b)(7) provides that a corporation may eliminate or limit the personal liability of a director to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, provided that such provision shall not eliminate or limit the liability of a director (i) for any breach of the director’s duty of loyalty to the corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) for willful or negligent conduct in paying dividends or repurchasing stock out of other than lawfully available funds, or (iv) for any transaction from which the director derived an improper personal benefit. No such provision shall eliminate or limit the liability of a director for any act or omission occurring prior to the date when such provision becomes effective.

We maintain insurance against liabilities under the Securities Act for the benefit of our officers and directors.

Item 7. Exemption from Registration Claimed.

Not applicable.

Item 8. Exhibits.

Exhibit No.	Description of Document
5	Opinion of Moore & Van Allen PLLC

23.1	Consent of Deloitte & Touche, LLP

23.2	Consent of Moore & Van Allen PLLC (included in the opinion filed as Exhibit No. 5)

24	Power of Attorney (included on the signature page.)

Item 9. Undertakings.

(a) The Registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement to include any material information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement.

(2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b) The Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

3

(c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers, and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer, or controlling person of the Registrant in the successful defense of any action, suit, or proceeding) is asserted by such director, officer, or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

4

SIGNATURES

Pursuant to the requirements of the Securities Act, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Charlotte, State of North Carolina, on December 20, 2002.

SONIC AUTOMOTIVE, INC.

By:	/s/ Theodore M. Wright
Theodore M. Wright President and Chief Financial Officer

POWER OF ATTORNEY

Each of the undersigned directors and officers of the above named Registrant, by his execution hereof, hereby constitutes and appoints B. Scott Smith, Theodore M. Wright and Stephen K. Coss, and each of them, with full power of substitution, as his or her true and lawful attorneys-in-fact and agents, to do any and all acts and things for him or her, and in his or her name, place and stead, to execute and sign any and all pre-effective and post-effective amendments to such Registration Statement and any additional registration statement pursuant to Rule 462(b) under the Securities Act of 1933, and file the same, together with all exhibits and schedules thereto and all other documents in connection therewith, with the Commission and with such state securities authorities as may be appropriate, granting unto said attorneys-in-fact, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully and to all intents and purposes as the undersigned might or could do in person, and hereby ratifying and confirming all the acts of said attorneys-in-fact and agents, or any of them, which they may lawfully do in the premises or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registrant Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ O. Bruton Smith O. Bruton Smith	Chairman, Chief Executive Officer (principal executive officer) and Director	December 20, 2002

/s/ B. Scott Smith B. Scott Smith	Vice Chairman, Chief Strategic Officer and Director	December 20, 2002

/s/ Theodore M. Wright Theodore M. Wright	President, Chief Financial Officer (principal financial officer and accounting officer) and Director	December 20, 2002

/s/ Jeffrey C. Rachor Jeffrey C. Rachor	Executive Vice President, Chief Operating Officer and Director	December 20, 2002

/s/ Thomas A. Price Thomas A. Price	Director	December 20, 2002

/s/ William R. Brooks William R. Brooks	Director	December 20, 2002

5

/s/ William P. Benton William P. Benton	Director	December 20, 2002

/s/ William I. Belk William I. Belk	Director	December 20, 2002

/s/ H. Robert Heller H. Robert Heller	Director	December 20, 2002

/s/ Maryann N. Keller Maryann N. Keller	Director	December 20, 2002

/s/ Robert L. Rewey Robert L. Rewey	Director	December 20, 2002

/s/ Thomas P. Capo Thomas P. Capo	Director	December 20, 2002

6

INDEX TO EXHIBITS

Exhibit No.	Description of Document
5	Opinion of Moore & Van Allen PLLC

23.1	Consent of Deloitte & Touche, LLP

23.2	Consent of Moore & Van Allen PLLC (included in the opinion filed as Exhibit No. 5)

24	Power of Attorney (included on the signature page.)

7